                                                                   EXHIBIT 10.30


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement") is made as of the 18th day of June, 1997, between Angeles Metal Trim Co., a California corporation ("Borrower"), Consolidated Capital of North America, a Colorado corporation ("Consolidated Capital") and Stone Pine Financial Group, LLC, a Nebraska limited liability company ("Lender").

                                    RECITAL

         Borrower has requested that Lender make a loan to or for the benefit of Borrower in the amount of $107,000.00, and Lender is willing to do so on the following terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, Borrower and Lender agree as follows:

         1.      LOAN.

         1.1 Loan. Subject to all of the terms and conditions contained in this Agreement, Lender agrees to advance to Borrower, on the date hereof, the principal sum of $107,000.00 (the "Loan"). The Loan, together with Borrower's obligation to pay a commitment fee of $3,210.00 in connection with the Loan (the "Commitment Fee"), shall be evidenced by and repayable in accordance with the terms of Borrower's promissory note ("Note"), the form of which is attached as Exhibit A. The Commitment Fee will be added to the principal balance of the Note and paid in accordance with the terms of the Note.

         1.2 Equity Shares. (a) As additional consideration for the advancement of the Loan, Consolidated Capital shall issue to Lender Common Shares of Consolidated Capital as follows: 16,666 Common Shares upon advancement of the Loan (the "Common Shares").

         (b) The Common Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, will constitute "restricted securities" for purposes of the Securities Act and Lender will not be able to transfer such Common Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the Common Shares shall contain a legend to the foregoing effect.

         (c) Consolidated Capital, shall upon the demand of any holder of the Common Shares, file a registration statement with the SEC to permit the sale of the Common Shares by the holders of such shares from time to time. The holders of the Common Shares shall also have "piggyback" registration rights.

         2.      CONDITIONS TO THE LOAN.

         2.1 Documents. The making of the Loan is conditioned upon the execution and/or delivery to Lender of the following agreements, instruments and documents by the parties thereto: (a) this Agreement; (b) the Note; and (c) a stock certificate for 16,666 Common Shares of Consolidated Capital issued in the name of Lender.

         2.2 Representations and Warranties. All representations and warranties contained in this Agreement shall be true in all material respects on and as of the date of the making of the Loan as if such representations and warranties had been made on and as of such date.

         2.3 Acknowledgement of Union Bank. The making of the Loan is further conditioned upon the receipt by Lender of the acknowledgement of Union Bank of California, N.A. ("Union Bank") to the effect that the Loan is permitted under that certain Business Loan Agreement dated as of January 15, 1997 between Borrower and Union Bank (the "Union Bank Agreement"). Said acknowledgement shall be in form and substance reasonably satisfactory to Lender.

         3.      REPRESENTATIONS AND WARRANTIES.

         3.1 Representations and Warranties of Borrower. Borrower represents and warrants that as of the date of the execution of this Agreement:

         (a) Existence. Borrower is a corporation duly organized and in good standing under the laws of the State of California and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material adverse effect on Borrower's financial condition, results of operations or business.

         (b) Authority. The execution and delivery by Borrower of this Agreement and the Note: (a) are within Borrower's corporate powers; (b) are duly authorized by Borrower's board of directors; (c) are not in contravention of the terms of Borrower's certificate of incorporation or bylaws; (d) are not in contravention of any law or laws, or of the terms of any material indenture, agreement or undertaking to which Borrower is a party or by which Borrower or any of Borrower's property is bound, including without limitation, the Union Bank Agreement; (e) do not require any governmental consent, registration or approval; (f) do not contravene any contractual or governmental restriction binding upon Borrower; and (g) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Borrower is a party or by which Borrower or any of Borrower's property may be bound or affected.

         (c) Binding Effect. This Agreement and the Note set forth the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

        3.2 Representations and Warranties of Consolidated Capital. Consolidated Capital represents and warrants that as of the date of the execution of this Agreement:

         (a) Existence. Consolidated Capital is a corporation duly organized and in good standing under the laws of the State of Colorado.

         (b) Authority. The execution and delivery by Consolidated Capital of this Agreement: (a) are within Consolidated Capital's corporate powers; (b) are duly authorized by Consolidated Capital's board of directors; (c) are not in contravention of the terms of Consolidated Capital's certificate of incorporation or bylaws; (d) are not in contravention of any law or laws, or of the terms of any material indenture, agreement or undertaking to which Consolidated Capital is a party or by which Consolidated Capital or any of Consolidated Capital's property is bound; (e) do not require any governmental consent, registration or approval; (f) do not contravene any contractual or governmental restriction binding upon Consolidated Capital; and (g) will not, except as contemplated or permitted by this Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any property of Consolidated Capital under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Consolidated Capital is a party or by which Consolidated Capital or any of Consolidated Capital's property may be bound or affected.

         (c) Binding Effect. This Agreement sets forth the legal, valid and binding obligations of Consolidated Capital and is enforceable against Consolidated Capital in accordance with their respective terms.

         3.3 Investment Representations of Lender. Lender represents and warrants to Consolidated Capital as follows:

         (a) Lender acknowledges that you have advised Lender that the Common Shares have not been registered under the Securities Act or any other securities regulation laws of any state and that your reliance on the availability of certain exemptions from registration is based in part on the representations made by Lender in this Agreement.

         (b) Lender hereby represents to you that Lender is acquiring the Common Shares for the account of Lender for investment only and not with a view to resell or otherwise distribute such Common Shares, and that Lender is not acquiring the Common Shares on behalf of any other person or entity. Lender further represents that Lender does not intend to resell, transfer or dispose of all or any part of the Common Shares without registration under the Securities Act or without an opinion from counsel acceptable to Consolidated Capital, that registration is not required, and Lender represents that it is able to bear the economic risk of this investment for an indefinite period of time under these circumstances.

         (c) Lender further acknowledges that the Common Shares are "restricted securities" as that term is defined in Rule 144 of the General

Rules and Regulations under the Securities Act. Lender understands that stop transfer instructions will be issued to the transfer agent for Consolidated Capital's stock, and Lender consents to the placing of a legend in substantially the following form on the back of the certificate issued to
Lender:

                 THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE LAWS REGULATING THE ISSUANCE OF SECURITIES AND ARE PURCHASED PURSUANT TO AN INVESTMENT REPRESENTATION BY THE PURCHASER THEREOF. THESE SHARES SHALL NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE PURCHASER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL TO THE EFFECT THAT SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

         (d) Lender agrees to hold harmless and indemnify Consolidated Capital for any and all liabilities resulting to it through violation by Lender of the above warranties and representations.

         4.      DEFAULT AND RIGHTS AND REMEDIES.

         4.1 Default and Rights and Remedies. Upon the occurrence of default, Lender shall have the rights and remedies set forth in the Note and the rights and remedies available to Lender under applicable law.

         5.      MISCELLANEOUS.

         5.1 Reliance by Lender. All covenants, agreements, representations and warranties made by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon Lender.

         5.2 Parties. Whenever in this Agreement there is reference made to any of the parties, such reference shall be deemed to include, wherever applicable, a reference to the respective successors and assigns of Borrower and Lender.

         5.3 Applicable Law; Severability. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS AND DECISIONS OF THE STATE OF NEBRASKA. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO JURISDICTION AND VENUE IN ANY CONTROVERSY INVOLVING THIS AGREEMENT IN FEDERAL OR STATE COURT SITTING IN THE CITY OF OMAHA, NEBRASKA. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

        5.4 Maximum Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of the Loan or the indebtedness hereunder or if any prepayment by Borrower results in Borrower's having paid any interest in excess of that permitted by law, then it is Borrower's and Lender's express intent that all excess cash amounts theretofore collected by Lender be credited on the principal balance of the Loan (or if the Loan has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of the Loan does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                         ANGELES METAL TRIM CO.
                                         a California corporation

                                         By: /s/ Donald R. Jackson
                                         Name:   Donald R. Jackson
                                         Title:  Treasurer


                                         CONSOLIDATED CAPITAL OF NORTH
                                         AMERICA, INC.
                                         a Colorado corporation

                                         By: /s/ Thompson H. Rogers
                                         Name:   Thompson H. Rogers
                                         Title:  Chairman


                                         STONE PINE FINANCIAL GROUP, LLC
                                         a Nevada limited liability company

                                         By:     /s/ Paul Bagley
                                         Name:       Paul Bagley
                                         Title:      CEO